HAGEDORN PARTNERSHIP, L.P.

                            -------------------------

                                 AMENDMENT NO. 1
                                       TO
                                 LIQUIDITY PLAN
                            -------------------------

                                  JULY 20, 2001



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                           HAGEDORN PARTNERSHIP, L.P.

                            -------------------------

                                 Amendment No. 1
                                       to
                                 Liquidity Plan
                            -------------------------



           The Liquidity Plan (the "Plan"), adopted as of July 28, 2000 (the "Effective Date"), by the general partners of Hagedorn Partnership, L.P., a Delaware limited partnership (the "Partnership"), in accordance with Article V of the Amended and Restated Agreement of Limited Partnership of Hagedorn Partnership, L.P., as amended (the "Partnership Agreement"), is hereby amended, in accordance with Section 7 of the Plan and Article V of the Partnership Agreement.

           1.   Defined Terms.

                (a) Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Plan.

           2.   Amendment.

      Section 2 of the Plan is hereby amended by adding the following sentence at the end of Section 2(a) thereof:

      The Partnership shall give each of the General Partners at least 15 days' prior written notice of each distribution of Scotts Common Stock to be made pursuant to this Section 2(a) and, notwithstanding anything in this Section 2(a) to the contrary, each General Partner may elect, by written notice to the Partnership given at least five days' prior to the date of either such distribution, to defer (to such later date or dates from time to time designated by written notice to the Partnership) the making of such distribution with respect to the holders of the Class of Interests held by such General Partner.

           3.   Full Force and Effect.

                Except as expressly modified above, the Plan remains in full force and effect in accordance with its terms.


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